EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

    In connection with the Annual Report of Business Marketing Services, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John X. Adiletta, President, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Annual Report fairly presents, in all material respects, the financial condition and result of operations of Business Marketing Services, Inc.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

SOMERSET INTERNATIONAL GROUP, INC.

Signature	Title	Date

/s/ Doug Black	Chairman of the Board of Directors,	March 30, 2009
Doug Black	Chief Executive Officer, Chief Financial Officer, Controller, Principal Accounting Officer